                                                                  Exhibit 19.1


                       AFCO AGGREGATE RECEIVABLES BALANCE
                       IDENTIFIED PORTFOLIO AS OF 7/31/98

                                                                                                   PERCENT OF
                                                             PERCENT OF               AGGREGATE     AGGREGATE
                                                               NUMBER OF              RECEIVABLE    RECEIVABLE
AGGREGATE RECEIVABLES BALANCE             NUMBER OF ACCTS          ACCTS                 BALANCE       BALANCE
 1. 5,000 or less                                  32,951         68.41%          $55,715,488.92         9.55%

 2. 5,000 - 10,000                                  6,384         13.25%           45,234,390.13         7.75%

 3. 10,000 - 25,000                                 5,175         10.74%           80,474,656.50        13.79%

 4. 25,000 - 50,000                                 1,916          3.98%           66,201,787.39        11.35%

 5. 50,000 - 75,000                                   617          1.28%           37,515,000.61         6.43%

 6. 75,000 - 100,000                                  306          0.64%           26,572,135.75         4.55%

 7. 100,000 - 250,000                                 538          1.12%           82,440,062.57        14.13%

 8. 250,000 - 500,000                                 168          0.35%           58,403,408.50        10.01%

 9. 500,000 - 1,000,000                                71          0.15%           50,645,571.66         8.68%

10. 1,000,000 - 5,000,000                              35          0.07%           55,245,331.02         9.47%

11.     Over 5,000,000                                  4                          25,042,500.53         4.29%

Total:                                             48,165                        $583,490,333.58

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                            IDENTIFIED PORTFOLIO AS OF 7/31/98

                                                                                                         PERCENT OF
                                                        PERCENT                    AGGREGATE              AGGREGATE
REMAINING                        NUMBER OF            OF NUMBER                  RECEIVABLES            RECEIVABLES
INSTALLMENT TERM                     ACCTS             OF ACCTS                      BALANCE                BALANCE
03 Months or less                   17,988               37.35%              $ 91,237,442.06                 15.64%

04 to 06 Months                     17,364               36.05%               179,794,073.16                 30.81%

07 to 09 Months                     12,288               25.51%               220,399,903.48                 37.77%

10 to 12 Months                        314                0.65%                34,804,559.48                  5.96%

13 to 18 Months                        101                0.21%                29,708,853.48                  5.09%

More than 18 Months                    110                0.23%                27,545,501.92                  4.72%

Total:                              48,165                                   $583,490,333.58


              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 7/31/98

                                                                           PERCENTAGE OF
                                                 AGGREGATE                     AGGREGATE
                                               RECEIVABLES                   RECEIVABLES
STATES                                             BALANCE                       BALANCE
CALIFORNIA                                  $134,990,184.06                      23.13%
TEXAS                                         74,898,163.26                      12.84%
NEW YORK                                      54,521,827.52                       9.34%
FLORIDA                                       38,693,314.69                       6.63%
PENNSYLVANIA                                  31,019,659.95                       5.32%
NEW JERSEY                                    29,837,644.09                       5.11%
WASHINGTON                                    16,838,644.74                       2.89%
ILLINOIS                                      14,408,393.98                       2.47%
CONNECTICUT                                   14,333,905.80                       2.46%
GEORGIA                                       13,826,580.79                       2.37%
OHIO                                          13,624,340.84                       2.33%
MASSACHUSETTS                                 12,240,062.14                       2.10%
LOUISIANA                                     10,170,088.60                       1.74%
OREGON                                         9,199,755.94                       1.58%
MICHIGAN                                       8,768,119.23                       1.50%
COLORADO                                       8,359,681.55                       1.43%
ALASKA                                         8,024,829.90                       1.38%
NORTH CAROLINA                                 6,705,939.84                       1.15%
SOUTH CAROLINA                                 6,299,581.01                       1.08%
INDIANA                                        6,091,006.39                       1.04%
MISSOURI                                       5,829,442.90                       1.00%
VIRGINIA                                       5,691,017.19                       0.98%
MARYLAND                                       5,531,946.92                       0.95%
WISCONSIN                                      5,111,028.16                       0.88%
MISSISSIPPI                                    4,211,630.49                       0.72%
OKLAHOMA                                       4,096,678.96                       0.70%
MINNESOTA                                      4,083,847.58                       0.70%
ALABAMA                                        4,057,867.82                       0.70%
WEST VIRGINIA                                  3,788,121.68                       0.65%
ARKANSAS                                       3,665,737.97                       0.63%
HAWAII                                         3,433,477.49                       0.59%
KENTUCKY                                       3,185,387.29                       0.55%
ARIZONA                                        3,133,785.93                       0.54%
NEVADA                                         3,040,139.42                       0.52%
TENNESSEE                                      2,472,068.51                       0.42%
NEW HAMPSHIRE                                  1,719,639.32                       0.29%
UTAH                                           1,352,999.45                       0.23%
IOWA                                           1,247,754.80                       0.21%
MAINE                                          1,147,877.33                       0.20%
IDAHO                                          1,072,912.85                       0.18%
MONTANA                                          843,579.31                       0.14%
NEBRASKA                                         804,059.46                       0.14%
RHODE ISLAND                                     689,632.26                       0.12%
WYOMING                                          336,602.51                       0.06%
SOUTH DAKOTA                                      72,649.01                       0.01%
DELAWARE                                          11,764.71                       0.00%
ONTARIO                                            5,364.60                       0.00%
NEW MEXICO                                         1,354.68                       0.00%
BRITISH COLUMBIA                                     240.66                       0.00%
KANSAS                                                   --                       0.00%


Total:                                      $583,490,333.58

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)




                                            SEVEN MONTHS                TWELVE MONTHS
                                         ENDED JULY 31, 1998       ENDED DECEMBER 31, 1997
                                         -------------------       -----------------------
Average Outstanding Principal Balance          $528,821                    $562,229
Gross Charge Offs                                 1,745                       1,002
Recoveries                                          399                         102
Net Charge Offs                                   1,346                         900
Net Charge Offs as a Percentage of Average
Aggregate Outstanding Principal Balance            0.44%(2)                    0.16%

(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO


                                                                AT JULY 31,   AT DECEMBER 31,
                                                                   1998             1997
                                                                   ----             ----
NUMBER OF DAYS A LOAN REMAINS OVERDUE AFTER CANCELLATION OF
  THE RELATED INSURANCE POLICY
    31-89 days                                                     0.92%            1.17%
    90-270 days                                                    0.92%            0.93%
    Over 270 days (1)                                              0.00%            0.00%
                                                                   ----             ----
Total                                                              1.84%            2.10%
                                                                   ====             ====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                                   SEVEN MONTHS ENDED            TWELVE MONTHS ENDED
                                                                      JULY 31, 1998               DECEMBER 31, 1997
                                                                      -------------               -----------------
Average Outstanding Principal Balance Receivables                         $528,821                     $562,229
Interest & Fee Income                                                       35,880                       63,462

Average Revenue Yield                                                        11.63%(1)                    11.29%



(1)  Calculated on an annualized basis.